EXHIBIT 99.1

AGREEMENT

       The undersigned hereby agree in writing pursuant to the provisions of Rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, that the Amendment No. 2 to Schedule 13G to which this Agreement is attached is filed on behalf of each of the undersigned.

Date: February 11, 2003

TRUSTEE OF THE TRUST UNDER PARAGRAPH VIII OF THE WILL OF FRANK R. SEAVER, DECEASED

The Seaver Institute, as Trustee

By:	/s/ Victoria Seaver Dean
Name:	Victoria Seaver Dean,
Title:	President

THE SEAVER INSTITUTE

By:	/s/ Victoria Seaver Dean
Name:	Victoria Seaver Dean,
Title:	President

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